UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2013

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PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

(Exact name of registrant specified in its charter)

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Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (513) 554-1110

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Collington Plaza

On November 21, 2013, Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”), through a wholly-owned subsidiary, purchased a grocery-anchored shopping center containing 121,955 rentable square feet located on approximately 12.7 acres of land in Bowie, Maryland (“Collington Plaza”) for approximately $30.5 million, exclusive of closing costs.  A portion of the purchase price consisted of the assumption of an approximate $24.3 million mortgage loan. The Company funded the remainder of the purchase price with proceeds from its ongoing initial public offering.  Collington Plaza was purchased from Collington Plaza, LLC, a Maryland limited liability company, which is not affiliated with the Company, its advisor or its sub-advisor.

Collington Plaza is approximately 100% leased to 19 tenants, including a Giant grocery store, which occupies approximately 53.2% of the total rentable square feet of the shopping center.  Based on the current condition of Collington Plaza, the Company’s management does not believe that it will be necessary to make significant renovations to the property. The Company’s management believes Collington Plaza is adequately insured.

Golden Town Center

On November 22, 2013, the Company, through a wholly-owned subsidiary, purchased a grocery-anchored shopping center containing 117,882 rentable square feet located on approximately 14.1 acres of land in Golden, Colorado (“Golden Town Center”) for approximately $19.0 million, exclusive of closing costs.  The Company funded the purchase price with proceeds from its ongoing initial public offering.  Golden Town Center was purchased from REIF Golden Colorado, LLC, a Delaware limited liability company, which is not affiliated with the Company, its advisor or its sub-advisor.

             Golden Town Center is approximately 89.1% leased to 13 tenants, including a King Soopers grocery store, which occupies approximately 59.1% of the total rentable square feet of the shopping center.  Based on the current condition of Golden Town Center, the Company’s management does not believe that it will be necessary to make significant renovations to the property. The Company’s management believes Golden Town Center is adequately insured.

Northstar Marketplace

             On November 27, 2013, the Company, through a wholly-owned subsidiary, purchased a grocery-anchored shopping center containing 96,356 rentable square feet located on approximately 9.4 acres of land in Ramsey, Minnesota (“Northstar Marketplace”) for approximately $14.0 million, exclusive of closing costs.  The Company funded the purchase price with proceeds from its ongoing initial public offering.  Northstar Marketplace was purchased from Sophia-Ramsey, LLC, a Minnesota limited liability company, which is not affiliated with the Company, its advisor or its sub-advisor.

Northstar Marketplace is approximately 96.6% leased to 14 tenants, including a Coborn’s grocery store, which occupies approximately 64.3% of the total rentable square feet of the shopping center.  Based on the current condition of Northstar Marketplace, the Company’s management does not believe that it will be necessary to make significant renovations to the property. The Company’s management believes Northstar Marketplace is adequately insured.

Press Release

On December 5, 2013, the Company issued a press release announcing its acquisition of Collington Plaza, Golden Town Center and Northstar Marketplace.

Item 9.01.  Financial Statements and Exhibits

(d)        Exhibits

99.1     Press Release dated December 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

Dated: December 5, 2013	By:	/s/ R. Mark Addy___________________
R. Mark Addy
Co-President and Chief Operating Officer